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                                                                    Exhibit 99.1


                            [Health Care REIT LOGO]


F O R    I M M E D I A T E    R E L E A S E

                                                 September 9, 2004
                                                 For more information contact:
                                                 Ray Braun - (419) 247-2800
                                                 Mike Crabtree - (419) 247-2800
                                                 Scott Estes - (419) 247-2800

                        HEALTH CARE REIT, INC. ANNOUNCES
                  PRICING OF 7.625% CUMULATIVE PREFERRED STOCK

Toledo, Ohio, September 9, 2004........HEALTH CARE REIT, INC. (NYSE/HCN)
announced today that it has priced a public offering of 7,000,000 shares of 7.625% Series F Cumulative Redeemable Preferred Stock. The shares have a liquidation value of $25.00 per share. It is anticipated that closing and delivery will occur on or about September 14, 2004. The preferred stock, which has no stated maturity, may be redeemed by the company at par on or after September 14, 2009.

Deutsche Bank Securities and UBS Investment Bank acted as joint bookrunning managers and KeyBanc Capital Markets, Legg Mason Wood Walker, Incorporated, Raymond James, ABN AMRO Incorporated, Advest, Inc., Comerica Securities, JPMorgan, Lehman Brothers and Stifel, Nicolaus & Company, Incorporated served as co-managers.

Copies of the prospectus related to the offering may be obtained by contacting Deutsche Bank Securities, 60 Wall Street, 3rd Floor, New York, New York 10005, or UBS Investment Bank, 677 Washington Boulevard, Stamford, Connecticut, 06901.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At June 30, 2004, the company had investments in 346 health care facilities in 33 states with 49 operators and had total assets of approximately $2.2 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of the company's portfolio; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties which it takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and


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equity; and its ability to access capital markets or other sources of funds.
When the company uses words such as "believe," "expect," "anticipate," or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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